UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 17, 2002

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other juris-	(Commission	(I.R.S. Employer
Diction)	File Number)	Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 17, 2002, Moody's Investors Service lowered the ratings on National Rural Utilities Cooperative Finance Corporation's ("CFC") outstanding long-term debt and guarantees by one notch. The Moody's Investor's Service press release is presented below.

New York, January 17, 2002 -- Moody's Investors Service today lowered the long-term debt ratings of National Rural Utilities Cooperative Finance Corporation (CFC: Senior Secured Debt to A1 from Aa3) and removed the ratings from review for further downgrade. CFC's short-term rating of Prime-1 and VMIG-1 are confirmed. The rating outlook for CFC is negative.

The rating action reflects a number of factors including credit deterioration in the loan portfolio heightened by the contentious environment that exists between CFC and CoServ, its largest single obligor. On December 31, 2001, CoServ failed to pay its required quarterly payment under the settlement agreement ($7.5 million), even though the company publicly indicated that it has the funds to make the payment. CFC has responded by beginning foreclosure proceedings against CoServ and certain of its assets.

The rating action also considers the potential for further weakness in the portfolio relating to other large borrowers. While all of these borrowers remain current with CFC, Moody's believes that a number of them could experience further credit erosion over the next eighteen months.

The rating downgrade further reflects the existence of single obligor risk, an ongoing concern for Moody's. The top ten borrowers represent 26% of CFC's loan portfolio. This issue, which has existed in CFC's portfolio for some time, has worsened in recent years, and is heightened by the lack of liquidity on the asset side of the balance sheet and by CFC's leverage which remains high.

Moody's acknowledges efforts by CFC to increase its loan loss reserve within the last year, an important element to strengthening the rating. Specifically, CFC has added $105 million to its loan loss reserve during fiscal year 2001 and added $110 million during the first six months of 2002. This initiative was achieved by charging higher margins to its cooperative members on their respective loans, as evidenced by the 46 basis point improvement in gross margin during second quarter of fiscal year 2002 versus second quarter 2001. CFC's loan pricing flexibility remains one of the core underpinnings to CFC's credit strength and its current rating, and Moody's expects CFC to continue to add to its loan loss reserve in a similar fashion over the next eighteen months. Additionally, Moody's believes that CFC needs to prospectively maintain a higher permanent level in its loan loss reserve than has historically been reserved to partially mitigate the portfolio's exposure to single obligor risk.

Moody's also notes CFC's efforts to decrease the pace of growth of its loan portfolio and to manage downward the amount of leverage on its balance sheet. Through the first six months of fiscal year 2002, CFC's loan portfolio has declined by about $20 million after materially increasing in each of the past five years, and the current rating incorporates flat to modest growth for CFC in the foreseeable future. Loans to telecommunication firms, a source of significant growth during the past two fiscal years, should decline on both a percentage and actual basis. Of the $5.3 billion of telecommunication loans, approximately 75% of these loans are to rural local exchange carriers (LEC), a segment that is fairly insulated from competition. While this segment of the portfolio should withstand the softness in the telecommunications sector reasonably well, Moody's views the telecommunications portfolio as being more exposed to technological and competitive threats relative to the rest of CFC's portfolio. For that reason, Moody's would consider a sizeable reduction in CFC's telecommunications exposure, particularly to the non-LEC segment, to be a positive credit development.

Regarding leverage, during fiscal year 2002, CFC's debt to member's equity ratio (as calculated by Moody's) declined after years of increase. Specifically, CFC's debt to member's equity ratio declined to 8.46 times at second quarter 2002 from 8.77 times at fiscal year end 2001 and 8.74 at fiscal year-end 2000, reflecting slower growth in loans and associated debt coupled with growth in subordinated certificates and members' equity. Moody's defines the debt to members' equity ratio as being the sum of the Notes Payable and Long Term Debt on CFC's balance sheet divided by the sum of the Members' Subordinate Certificates and Members' Equity. Moody's expects that CFC will continue to pursue a plan to lower leverage through slower growth, securing higher levels of subordinated certificates from all borrowers and retaining margins from higher spreads on its loan portfolio.

Moody's current rating (senior secured debt at A1) incorporates CFC's very strong competitive position, its successful business track record, and the quality of the company's loan portfolio, which has an outstanding loan loss history and a strong collateral position. More than 90% of CFC's loans are secured and CFC's total losses over its 32-year history aggregate only $106.9 million at November 2001. CFC has historically demonstrated an ability to effectively manage difficult credit situations, driven in part by its strong security position, and by it being a not-for-profit entity, which allows management to take a longer-term view towards restructuring difficult credit situations. CFC enjoys a very strong and loyal relationship with its cooperatives, which helps to button down its dominant market position. Finally, Moody's notes that CFC's progress with Deseret, another large loan restructuring, continues to exceed expectations, enabling CFC to apply excess cash received from Deseret to principle retirement, including the $50 million excess cash payment received in December 2001.

Ratings lowered and removed from review for further downgrade include:

* CFC's senior secured debt lowered to A1 from Aa3;
* CFC's senior unsecured debt lowered to A2 from A1;
* CFC's subordinate debt lowered to A3 from A2;
* Shelf registrations for senior secured debt, senior unsecured debt, and subordinate debt lowered to rated (P)A1, (P)A2, and (P)A3 from (P)Aa3, (P)A1, and (P)A2, respectively;
* Secured tax-exempt obligations of rural cooperatives guaranteed by CFC, lowered to A1 from Aa3;
* Unsecured tax-exempt obligations of rural cooperatives guaranteed by CFC, lowered to A2 from A1;
* Senior unsecured debt of National Cooperative Services Corporation (NCSC) guaranteed by CFC, lowered to A2 from A1.

Rating confirmed include:
* Short-term rating of Prime-1 for CFC's commercial paper and extendible commercial notes;
* Short-term rating of Prime-1 for NCSC's commercial paper (guaranteed by CFC);
* Short-term rating of Prime-1 and VMIG-1 for variable rate demand notes issued by rural cooperatives and guaranteed by CFC.

The negative rating outlook reflects Moody's concerns about the potential for additional weakness in the loan portfolio as well as CFC's ability to increase loan loss reserve account, reduce leverage and manage growth. CFC's ability to stabilize the current rating will depend upon the CFC's loan portfolio performing as expected and CFC's management continuing to implement credit supportive initiatives around loan loss reserves, leverage and growth.

Headquartered in Herndon, VA, CFC is the principal source of private financing for rural electric and rural telephone cooperatives.

The following table presents CFC's credit ratings at January 17, 2002.

	Moody's Investors	Standard & Poor's	Fitch Investors
	Service	Corporation	Service
Direct:
Collateral trust bonds	A1	A+	AA
Domestic and European medium-notes	A2	A	AA-
Quarterly income capital securities	A3	BBB+	A+
Domestic and European commercial paper	P-1	A-1	F-1+

Guarantees:
Leveraged lease debt	A2	A	AA-
Pooled bonds	A1	A	AA-
Other bonds	A2	A	AA-
Short-term	P-1	A-1	F-1+

The ratings listed above have the meaning as defined by each of the respective rating agencies, and they are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Slepian
Steven L. Slepian
Controller
(Acting Principal Financial Officer)

Dated: January 17, 2002